CONSENT OF INDEPENDENT AUDITORS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement.


/s/ Harper & Pearson Company, P.C.



Houston, Texas
January 9, 2001